UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2013 tw telecom inc.
(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 566-1000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
tw telecom inc. (NASDAQ:TWTC) announced today that its subsidiary, tw telecom holdings inc. is pursuing a debt refinancing with the objective of extending maturities and lowering debt costs. The potential financing is expected to consist of  up to $570 million of  its  senior secured credit facilities,  including  a revolving credit facility of up to $100 million and a $470 million term loan.  The company intends to use the proceeds to refinance its $463 million term loan and intends to replace its undrawn $80 million revolving credit facility. The potential financing is subject to market conditions.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

March 26, 2013